Exhibit 5.1

[Letterhead of O’Melveny & Myers LLP]

May 5, 2010

IMH Financial Corporation
4900 N. Scottsdale Rd. #5000
Scottsdale, AZ 85251

Re:  Registration of Securities of IMH Financial Corporation

Ladies and Gentlemen,

At your request, we have examined the Registration Statement on Form S-4 (File No. 333-164087) of IMH Financial Corporation, a Delaware corporation (the “Company”), as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2010, Amendment No. 2 thereto to be filed with the Commission on February 16, 2010, Amendment No. 3 thereto filed with the Commission March 17, 2010,  Amendment No. 4 thereto filed with the Commission March 18, 2010, Amendment No. 5 thereto filed with the Commission April 6, 2010, Amendment No. 6 thereto filed with the Commission April 22, 2010, Amendment No. 7 thereto filed with the Commission April 26, 2010 and Amendment No. 8 thereto filed with the Commission May 5, 2010 (collectively, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”) of the offer and sale of up to 18,995,750 total shares of the Company’s Class B common stock (the “Class B Stock”), Class C common stock (the “Class C Stock”) (the Class B Stock and Class C Stock, each a “Security” and collectively, the “Securities”), Class D common stock (the “Class D Stock”) and common stock (the “Common Stock”), par value $0.01 per share to be issued by the Company.

We have acted as counsel to the Company in connection with the matters discussed above.  In our capacity as such counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)
the Merger and Contribution Agreement, dated as of February 11, 2010, by and between the Company, IMH Secured Loan Fund, LLC (the “Fund”), Investors Mortgage Holdings Inc. (the “Manager”), IMH Holdings, LLC (“Holdings”) and the members of Holdings and stockholders of the Manager (the “Merger Agreement”);

Exhibit 5.1

(iii)
the Agreement and Plan of Conversion and Contribution dated as of May 5, 2010, by and between the Fund, the Manager, Holdings and the members of Holdings and the stockholders of the Manager (the “Conversion Plan”), attached as Annex A to the Registration Statement;

(iv)	the form of Certificate of Incorporation of the Company, attached as Annex B to the Registration Statement (the “Certificate of Incorporation”);

(v)	the form of Bylaws of the Company, attached as Annex C to the Registration Statement (the “Bylaws”);

(vi)	the form of Certificate of Conversion of the Company, attached as Annex G to the Registration Statement (the “Certificate of Conversion”)

(vii)
the unanimous written consent of the Board of Directors of the Company (the “Board of Directors”) dated as of February 8, 2010 (the “Board Consent”) relating to the issuance and sale of the Securities and related matters;

(viii)
the unanimous written consent of the Board of Directors of the Company (the “Board of Directors”) dated as of May 4, 2010 (the “Subsequent Board Consent”) relating to the issuance and sale of the Securities and related matters;

(ix)	the IMH Secured Loan Fund, LLC Restated Limited Liability Company Operating Agreement dated as of March 30, 2006 (the “Operating Agreement”);

(x)	the restated Articles of Incorporation of the Manager (the “Manager’s Charter”);

(xi)	the amended and restated Bylaws of the Manager (the “Manager’s Bylaws”); and

(xii)
the resolutions of the Board of Directors of the Manager adopted at a meeting duly held on February 8, 2010 (the “Manager’s Resolutions”) relating to the issuance and sale of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed that the choice of Delaware law to govern the Conversion Plan is a valid and legal provision.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.  References to the Company refer to the Fund prior to the consummation of the conversion of the Fund into IMH Financial Corporation, and to IMH Financial Corporation following the conversion.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any such Security: (i) the requisite members of the Fund have approved the Conversion Plan; (ii) the Company has caused the Certificate of Incorporation, substantially in the form attached as Annex B to the Registration Statement, to be filed with the Secretary of State of the State of Delaware, that the Certificate of Incorporation has been declared effective, and has not subsequently been amended; (iii) the Company has caused the Certificate of Conversion, substantially in the form attached as Annex G to the Registration Statement, to be filed with the Secretary of State of the State of Delaware, that the Certificate of Conversion has been declared effective, and has not subsequently been amended; (iv) the Company has adopted the Bylaws, substantially in the form attached as Annex C to the Registration Statement; (v) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded; (vi) an appropriate prospectus with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; and (vii) there has not occurred any change in law affecting the validity of enforceability of any such Security.  We have also assumed that the issuance and delivery of any such Security, and the compliance by the Company with the terms of any such Security, will not violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

Exhibit 5.1

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.           The shares of Class B Stock and the shares of Class C Stock have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Conversion Plan upon book-entry of the securities by the transfer agent holding in the names of the nominal holders, will be validly issued, fully paid and non-assessable.

2.           The shares of Common Stock issuable upon the conversion of the Class B Stock in accordance with the terms of the Certificate of Incorporation, and the shares of Class B Stock issuable upon the conversion of the Class C Stock in accordance with the terms of the Certificate of Incorporation, have been duly authorized and when issued in accordance with the terms of the Certificate of Incorporation upon book-entry of the securities by the transfer agent holding in the names of the nominal holders, will be validly issued, fully paid and non-assessable.

The law governed by this opinion is limited to the present federal law of the United States and the present law of the State of Delaware.  We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority or any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

O’Melveny & Myers LLP